UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2016

SNAP INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52176	20-3191847
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

320 W 37th Street, 13th Floor New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-5050

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 29, 2016, certain stockholders (the “Majority Stockholders”) holding more than a majority of the issued and outstanding shares of common stock of Snap Interactive, Inc. (the “Company”) as of November 29, 2016 took action by written consent to authorize the Company’s Board of Directors (the “Board”) to file a Certificate of Amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Amendment”), to effect (i) a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of between 1-for-20 and 1-for-100, with the ratio within such range to be determined by the Board in its sole discretion (the “Reverse Stock Split”), and (ii) a proportional reduction in the number of authorized shares of common stock from 500.0 million to between approximately 25.0 million shares of common stock and 5.0 million shares of common stock in connection with the Reverse Stock Split (the “Authorized Share Reduction”). On November 29, 2016, the Company filed with the Securities and Exchange Commission, and on November 30, 2016, commenced mailing to its stockholders, a Definitive Information Statement on Schedule 14C disclosing the action of the Majority Stockholders taken by written consent (the “Information Statement”).

Notwithstanding approval by the Majority Stockholders of the filing of the Certificate of Amendment, the Reverse Stock Split and Authorized Share Reduction will only be effected upon a determination by the Board, in its sole discretion, that effecting the Reverse Stock Split and Authorized Share Reduction is in the best interests of the Company and its stockholders. The actual timing for implementation of the Reverse Stock Split and Authorized Share Reduction will be determined by the Board based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders, but will be at least twenty (20) calendar days after the distribution of the Information Statement to the Company’s stockholders and no later than November 29, 2017. If the Board chooses to implement the Reverse Stock Split and Authorized Share Reduction, the Company will make a public announcement regarding the determination of the Reverse Stock Split and Authorized Share Reduction ratio.

The approval of the Certificate of Amendment by written consent was made pursuant to Section 228 of the Delaware General Corporation Law, which provides that any action that may be taken at a meeting of the stockholders may be taken by the written consent of the holders of the number of shares of voting stock required to approve the action at a meeting. The approval of the Certificate of Amendment required the approval by a majority of the holders of the Company’s outstanding common stock. As of November 29, 2016, the Majority Stockholders executing the written consent held 124,252,078 shares of the Company’s common stock, excluding certain shares of common stock currently held in an escrow account to satisfy indemnification claims that may result from the Company’s recent merger with A.V.M. Software, Inc. (d/b/a Paltalk), or approximately 52.9% of the Company’s issued and outstanding shares of common stock. Each of the Majority Stockholders voted for the approval of the filing of the Certificate of Amendment, and there were no votes cast against or withheld, nor were there any abstentions or broker non-votes, in connection with the approval of the Certificate of Amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 1, 2016

SNAP INTERACTIVE, INC.

		By:	/s/ Alexander Harrington
Alexander Harrington
Chief Executive Officer

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